UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              __________________


                                 FORM 8-K/A

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of report (Date of earliest event reported)     September 1, 2006
                                                     -------------------------


                            First Bancshares, Inc.
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              (Exact Name of Registrant as Specified in Charter)


         Missouri                 0-22842                  43-1654695
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(State or Other Jurisdiction    (Commission            (I.R.S. Employer
     of Incorporation)          File Number)          Identification No.)


142 East First Street, Mountain Grove, Missouri              65711
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(Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code   (417) 926-5151
                                                     -------------------------



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                               EXPLANATORY NOTE

First Bancshares, Inc. ("Company") is filing this amendment to its Current Report on Form 8-K, dated September 1, 2006 to amend its earnings release for the fourth quarter and the year ended June 30, 2006. After the original Form 8-K was filed, the Company became aware of certain transactions related to the other than temporary impairment of two equity securities that had not been identified or recorded. A copy of the full press release, as corrected, is attached hereto as Exhibit 99.1

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Item 2.02  Results of Operations and Financial Condition

     On September 1, 2006, the Company issued a press release regarding its financial results for the fourth quarter and fiscal year ended June 30, 2006. A copy of this release was furnished as Exhibit 99.1 to this report, and as corrected is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

            99.1 News Release of First Bancshares, Inc. dated September 25, 2006 to Revise the Release dated September 1, 2006.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 25, 2006           FIRST BANCSHARES, INC.


                                   /s/James W. Duncan
                                   -----------------------------------------
                                   James W. Duncan
                                   President and Chief Executive Officer And
                                   Acting
                                   Principal Financial and Accounting Officer

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                                 Exhibit 99.1

          News Release of First Bancshares, Inc. dated September 25, 2006
                (to Revise the Release dated September 1, 2006)

         FIRST BANCSHARES, INC. ANNOUNCES RESULTS FOR FOURTH QUARTER AND
                        FISCAL YEAR ENDED JUNE 30, 2006

                      AMENDING PREVIOUSLY RELEASED EARNINGS

Mountain Grove, Missouri (September 25, 2006)   First Bancshares, Inc. (NASDAQ
FstBksh : FBSI), ("The Company"), the holding company for First Home Savings Bank ("Bank") became aware after the September 1, 2006 release of earnings, that as of June 30, 2006, the Company had not identified or recorded certain transactions related to the other than temporary impairment of two equity securities. These transactions resulted in a charge to earnings of $260,260 and were identified after discussion with the Company's independent registered public accounting firm and were corrected after the September 1, 2006 release of the Company's earnings for the fourth quarter and year ended June 30, 2006. The above provision for impairment of securities available-for-sale resulted in a reduction of net income totaling $219,827.

                                     * * *

The Company had a net loss of $566,827 for the quarter, or $(0.36) per share (basic) and net loss of $172,827, or $(0.11) per share (basic) for the year ended June 30, 2006. Net loss for the quarter ended June 30, 2005 was $652,000, or $(0.42) per share (basic). Net income for the year ended June 30, 2005 was $1,317,000, or $0.83 per share (basic).

In a July 20, 2006 press release, the Company announced that it would increase its allowance for loan losses by $407,000 for the quarter ended June 30, 2006. The increase is in connection with a standard internal review by the Bank of major loan credits in its loan portfolio. New information was obtained on two borrowers which resulted in a concern over the ability to repay certain outstanding loans as well as the value of collateral securing these loans.

Also during the quarter ended June 30, 2006, the Bank recorded a $235,000 loss on land owned for future expansion. The expense was to write down the original purchase price and capitalized development costs to market value based on a third party appraisal. In order to better position earnings on investment securities, the Bank sold $7.0 million of securities at a loss of $161,000. The proceeds will be reinvested in higher yielding investments.

Included in the net loss for the quarter ended June 30, 2005 was a provision for the increase in allowance for loan losses of $1,765,000, as reported in a July 29, 2005 press release. The increase was in connection with the Bank's determination there had been further adverse developments with respect to certain loans in the Bank's loan portfolio. The net income for the year ended June 30, 2005 included $800,000 of income from bank-owned life insurance proceeds, a $590,000 expense for other credit losses and related expenses and the $1,765,000 expense for the increase in allowance for loan losses noted in the previous paragraph.

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Total consolidated assets at June 30, 2006 were $228,395,000 compared to
$244,007,000 at June 30, 2005. Stockholders' equity at June 30, 2006 was $26,291,000, or 12% of assets, compared to $26,817,000, or 11% of assets, a year ago. Book value per common share decreased to $16.93 at June 30, 2006 from $17.28 at June 30, 2005.

Net loans decreased $16,156,000, or 10%, from $158,143,000 at June 30, 2005 to
$141,987,000 at June 30, 2006.  Deposits decreased $8,002,000, or 4%, from
$187,143,000 at June 30, 2005 to $179,141,000 at June 30, 2006.

An eleventh stock repurchase plan for 164,336 shares was initiated on May 28, 2004. As of August 28, 20056, 93,753 shares had been repurchased under that plan at a cost of $1,937,000 at an average cost of $20.66 per share.

First Bancshares, Inc. is the holding company for First Home Savings Bank, an FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri and ten full service branch facilities in Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills, Rockaway Beach and Springfield, Missouri.


Forward-looking statements
--------------------------
The discussions in this press release which are not historical statements contain forward-looking statements that involve risk and uncertainties. Statements which are not historical statements include those in the future tense or which use terms such as "believe," "expect," and "anticipate." Actual future results could differ in important and material ways from those discussed. Many factors could cause or contribute to such differences. In addition, the Company's filings with the Securities and Exchange Commission discuss a number of other factors which may affect its future operations. These factors include changing interest rates, changes in demand for loans or other services, competition from other institutions, the results of our lending activities and loan loss experience, general economic and political developments, and other factors discussed in those filings. The statements made herein are only made as of the date of this press release and the Company undertakes no obligations to publicly update such statements to reflect subsequent events or circumstances.

Contact:  James Duncan, President and CEO (417) 926-5151

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                    First Bancshares, Inc. and Subsidiaries
                              Financial Highlights
                   (In thousands, except per share amounts)

                                         Quarter         Twelve Months
                                      Ended June 30,     Ended June 30,
                                    -----------------  -----------------
                                     2006      2005     2006      2005
                                    -------   -------  -------   -------
Operating Data:

 Total interest income              $ 3,242   $ 3,276  $12,913   $13,265
 Total interest expense               1,593     1,254    5,987     5,091
 Provision for loan losses              607     1,995    1,520     2,333
                                    -------   -------  -------   -------
  Net interest income after
   provision for loan losses          1,042        27    5,406     5,841
 Noninterest income                     (46)      531    1,481     2,907
 Noninterest expense                  1,584     1,756    7,151     7,415
                                    -------   -------  -------   -------
 Income (loss) before income
   tax                                 (588)   (1,198)    (264)    1,333
 Income tax expense (savings)           (21)     (546)     (91)       16
                                    -------   -------  -------   -------
  Net income (loss)                 $  (567)  $  (652) $  (173)  $ 1,317
                                    =======   =======  =======   =======
  Net income (loss)
   per share-basic                  $ (0.36)  $ (0.42) $ (0.11)  $  0.83
                                    =======   =======  =======   =======
  Net income (loss)
   per share-diluted                $ (0.36)  $ (0.42) $ (0.11)  $  0.83
                                    =======   =======  =======   =======

                                             At                At
                                          June 30,          June 30,
Financial Condition Data:                   2006              2005
                                         ----------        ----------
Total assets                             $  228,395        $  244,007
Loans receivable, net                       141,987           158,143
Nonperforming assets                          1,341             5,386

Cash and cash equivalents, including
 interest-bearing deposits                   23,474            20,617
Securities including certificates
 of deposit                                  45,533            47,982

Customer deposits                           179,141           187,143
Borrowed funds                               22,000            29,074
Stockholders' equity                         26,291            26,817
Book value per share                          16.93             17.28

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